Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement on this Amendment No. 3 of Form S-4 No. 333-166480 of our report, dated March 31, 2010, on our audit of the consolidated financial statements of Midas Medici Group Holdings, Inc. and Subsidiaries as of December 31, 2009 and for the year then ended.  We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ J.H. Cohn LLP

Roseland, New Jersey

November 5, 2010